EXHIBIT 10.6

SUBSCRIPTION AGREEMENT

DIVERSIFIED PRODUCT INSPECTIONS, INC.
c/o Williams, Williams, Rattner & Plunkett, PC
380 North Old Woodward Ave., Suite 300
Birmingham, Michigan 48009

Gentlemen:
Section 1.    Amount and Method of Payment.  Diversified Product Inspections, Inc., a Delaware corporation (the “Company”), and EIG Venture Capital, Ltd. (the “Purchaser”) have agreed as follows with respect to the sale by the Company to the Purchaser of an aggregate of  97,751,710 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of $0.01023_ per share, in three tranches: (1) the Phase I tranche would consist of 5,767,350 shares of Common Stock for a total purchase price of $59,000, to be purchased by the Purchaser on or before July 16, 2009; (2)  the Phase II tranche would consist of 43,108,504 shares of Common Stock for a total purchase price of $441,000, to be purchased by the Purchaser on or before December 31, 2009; and the Phase III tranche would consist of 48,875,855 shares of Common Stock for a total purchase price of $500,000 to be purchased by the Purchaser on or before July 16, 2010. The shares of Common Stock to be purchased by Purchaser are herein referred to as the “Shares”.

Together with this Subscription Agreement, the Purchaser is delivering, or has previously delivered, the full amount of the purchase price (the “Purchase Price”) of US$59,000 for the Phase I purchase of  5,767,350  Shares, and agrees to purchase the 43,108,504 Phase II Shares for a purchase price of $441,000 on or before December 31, 2009, and the 48,875,855 Phase III Shares on or before July 16, 2010 as agreed with the Company. Payment of the Purchase Price shall be made as directed by the Company.  The Shares compromising each of the tranches in Phases I through III may be purchased in one or more installments by the Purchaser; provided, that the number of Shares required to be purchased in each tranche is purchased in its entirety by the final purchase date specified above for the entire tranche.

Section 2.    Representations and Warranties of the Company.  The Company represents and warrants to the subscriber that:

2.1           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to carry on its business as conducted or proposed to be conducted by it and to hold title to its property.  The Company has the corporate power and authority to execute and deliver this Subscription Agreement, to conduct such business and to perform its obligations hereunder and consummate the transactions contemplated by each Subscription Agreement tendered by a subscriber that is accepted by the Company (collectively, the “Subscription Agreements”).

2.2           When (i) the Company has received payment for subscriptions in accordance with the provisions of this Subscription Agreement and the Shares are issued to the Purchaser, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

2.3           This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

2.4           The Company's execution and delivery of this Subscription Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under (i) the Company's articles of incorporation or by-laws, (ii) any material agreement, indenture or instrument by which the Company is bound (except to the extent such conflict, breach or default would not have a material adverse effect on the value of the assets or the operation of the business of the Company), or (iii) any law, administrative regulation or court decree (except to the extent such conflict, breach or default would not have a material adverse effect on the value of the assets or the operation of the business of the Company.

Section 3.    Representations and Warranties of Purchaser.  In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

3.1           The Purchaser is acquiring the Shares solely for the account of the Purchaser, for investment purposes only, and not with a view towards the resale or distribution thereof.  The Purchaser further agrees not to transfer the Shares in violation of the Securities Act, or any applicable state securities law, and no one other than the Purchaser has any beneficial interest in the Shares;

3.2           The Purchaser agrees that it will not sell or otherwise dispose of any of the Shares to a U.S. person (as defined in Regulation S under the Securities Act) unless such sale or other disposition (i) has been registered under the Securities Act or, in the opinion of counsel, is exempt from registration under the Securities Act and (ii) has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under the applicable state securities laws.   The Purchaser may not sell, transfer, or otherwise dispose of the Shares, except in compliance with the applicable rules of the SEC and applicable state securities authorities;

3.3           The Purchaser is not a “U.S. person” as defined in Regulation S under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s investment in the Company.  The Purchaser has the financial ability to bear the economic risks of its entire investment for an indefinite period, would be able to sustain a complete loss of its investment, and the Purchaser has no need for liquidity with respect to its investment in the Company;

3.4           Each of the Purchaser, and if applicable, the Purchaser’s representative, has received and carefully reviewed the periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. The Purchaser acknowledges and agrees that the foregoing shall be supplemented by subsequent periodic reports filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

3.5           The Purchaser, and if applicable, the Purchaser’s representative, has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering and to verify the accuracy of any representation or information set forth in the Company Reports, and all such questions, if any, have been answered to the full satisfaction of the Purchaser;

3.6           The Purchaser has full power and authority to execute and deliver this Subscription Agreement and to perform the Purchaser’s obligations hereunder, and this Subscription Agreement is a legally binding obligation of the Purchaser enforceable against Purchaser in accordance with its terms; and

Section 4.    All the information which the undersigned has furnished to the Company, or which is set forth herein, is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information, the Purchaser will immediately furnish such revised or corrected information to the Company.

Section 5.    Binding Effect.  The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of the Signature Page where indicated.  This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.  Upon acceptance by the Company and receipt of the Purchase Price, the Company will issue to the Purchaser Notes in the principal amount set forth on the Signature Page hereof.

Section 6.    Restrictive Legend and Stop-Transfer Instructions.
6.1           The Purchaser shall comply with all of the following restrictions prior to reselling any of the Shares:
(a)           Until the Shares have been registered with the United States Securities and Exchange Commission, the Purchaser shall notify the Company about any proposed resale to a U.S. Person (as defined above) which notice must be received by the Company at least five (5) business days prior to such resale;

(b)           All offers or sales of the Shares by the Purchaser in the United States or to U.S. persons may only be made pursuant to an effective registration statement filed under this Securities Act or by an exemption from registration under this Securities Act and in compliance with all applicable state securities laws; and
(c)           If requested by the Company, the Purchaser shall provide a satisfactory opinion from legal counsel that the Purchaser’s resale complies with this

Section 6.2.
Any certificate or certificates representing the Shares shall bear an appropriate legend evidencing the preceding restrictions

Section 7.    Confidentiality.  The Purchaser acknowledges and agrees that all information relating to the  Company and the Offering shall be kept confidential by the Purchaser, except as otherwise required by law or made public other than by or through the undersigned.

Section 8.    Nontransferability.  Neither this Subscription Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser and any attempted assignment shall be null and void.

Section 9.    Amendment; Entire Agreement; Governing Law.  This Subscription Agreement (i) may only be modified by a written instrument executed by the Purchaser and the Company, (ii) together with the investor questionnaire, sets forth the entire agreement of the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings between or among the parties with respect to the subject matter hereof, (iii) shall be governed by the laws of the State of Delaware applicable to contracts made and to be wholly performed therein, and (iv) shall inure to the benefit of, and be binding upon, the Company and the Purchaser and their respective legal representatives, successors and permitted assigns.

Section 10.    Pronouns; Counterparts.  Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.  This Subscription Agreement may be executed in counterparts and by facsimile and each of such counterparts shall constitute an original, and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the respective dates and year set forth below.

Phase I shares subscribed: 5,767,350

Aggregate Purchase Price of Phase I Shares subscribed: $59,000

Payment Method: The amount has already been paid.

EIG Venture Capital, Ltd.

Purchaser (please print)

By:	/s/ Ulf Telander
Signature; Title: Secretary

Address:

Date: July 22, 2009
ACCEPTED:

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By: /s/ Jan Telander, Chief Executive Officer

Date: July 22, 2009